                                                            Exhibit 11.1

                        INTELLIQUEST INFORMATION GROUP, INC.
               STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         For the Three Months Ended
                                                               March 31, 1999
                                                -------------------------------------------
                                                                 Weighted
                                                                 Average
                                                   Loss           Shares         Per-Share
                                                (Numerator)   (Denominator)       Amount
                                                -----------   --------------    ------------
 Basic EPS
    Net loss available to common stockholders   $     (271)            7,858    $     (.03)
                                                                                -----------
                                                                                -----------
 Effect of Dilutive Securities
      Options                                                            (A)
                                                ----------------------------

 Diluted EPS                                    $     (271)            7,858    $     (.03)
                                                -----------   --------------    ------------
                                                -----------   --------------    ------------

                                                       For the Three Months Ended
                                                             March 31, 1998
                                                -------------------------------------------
                                                                 Weighted
                                                                 Average
                                                  Loss            Shares        Per-Share
                                               (Numerator)    (Denominator)      Amount
                                                -----------   --------------    ------------
 Basic EPS
    Net loss available to common stockholders  $   (2,369)            8,484    $    (.28)
                                                                                -----------
                                                                                -----------

 Effect of Dilutive Securities
      Options                                                           (A)
                                                ----------------------------

 Diluted EPS                                    $   (2,369)           8,484    $    (.28)
                                                -----------   --------------    ------------
                                                -----------   --------------    ------------



(A) Due to the net loss in the first quarter of 1998 and 1999, diluted weighted average shares excludes the effect of dilutive securities.